Exhibit 10.1

NOVANTA inc.

2010 incentive award PLAN

PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

Novanta Inc., a company organized under the laws of the Province of New Brunswick, Canada (the “Company”), pursuant to its 2010 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) an award of performance stock units (the “Performance Stock Units”). Each Performance Stock Unit represents the right to receive a number of shares of Common Stock (as defined in the Plan) equal to the Settlement Amount (as described below) upon the achievement of certain performance goals. This award of Performance Stock Units is subject to all of the terms and conditions set forth herein and in the Performance Stock Unit Award Agreement attached hereto as Exhibit A, and as applicable, the Additional Terms for Participants Providing Services Outside the United States attached hereto as Exhibit B (the “Performance Stock Unit Award Agreement”) and the Plan, each of which is incorporated herein by reference.

Participant:	#ParticipantName#
Grant Date:	#GrantDate#
Number of Performance Stock Units:	#QuantityGranted#
Type of Performance Stock Units:	[ ● ]
Performance Years:	Fiscal years ending December 31, [ ● ]
Performance Goals:

Cumulative Adjusted Gross Revenue Performance Goals

•
Threshold Cumulative Adjusted Gross Revenue: [ ● ]
•
Target Cumulative Adjusted Gross Revenue: [ ● ]
•
Maximum Cumulative Adjusted Gross Revenue: [ ● ]
•
Threshold Cumulative Adjusted EBITDA: [ ● ]
•
Target Cumulative Adjusted EBITDA: [ ● ]
•
Maximum Cumulative Adjusted EBITDA: [ ● ]

Cumulative Adjusted EBITDA Performance Goals

rTSR Modifier Goals

•
Modifier of [ ● ]x if rTSR is less than the [ ● ]th Percentile
•
Modifier of [ ● ]x if rTSR equals the [ ● ]th Percentile
•
Modifier of [ ● ]x if rTSR equals the [ ● ]th Percentile
•
Modifier of [ ● ]x if rTSR is equal to or greater than the [●]th Percentile

•
If rTSR ranking is above the [ ● ]th Percentile but below the [ ● ]th Percentile, rTSR Modifier shall be determined by linear interpolation between the [ ● ]th Percentile and the [ ● ]th Percentile and between the [ ● ]th Percentile and the [ ● ]th Percentile, respectively.

Notwithstanding the foregoing, if the Company’s Total Shareholder Return for the Performance Period is negative, the rTSR Modifier shall be [ ● ]x.

Settlement Amount:

“Settlement Amount” means the aggregate number of shares of Common Stock received in settlement of the Gross Revenue Performance Stock Units and EBITDA Performance Stock Units (each as defined below) as described in paragraphs (1) and (2) below, and subject to adjustment pursuant to the rTSR Modifier as described in paragraph (3) below:

(1) Gross Revenue Performance Stock Units shall settle in a number of shares of Common Stock equal to:

(a) If Cumulative Adjusted Gross Revenue is less than Threshold Cumulative Adjusted Gross Revenue: [ ● ]% of the number of vested Gross Revenue Performance Stock Units;

(b) If Cumulative Adjusted Gross Revenue is equal to or greater than Threshold Cumulative Adjusted Gross Revenue, but less than Target Cumulative Adjusted Gross Revenue: [ ● ]% of the number of vested Gross Revenue Performance Stock Units;

(c) If Cumulative Adjusted Gross Revenue is equal to or greater than Target Cumulative Adjusted Gross Revenue, but less than Maximum Cumulative Adjusted Gross Revenue: [ ● ]% of the number of vested Gross Revenue Performance Stock Units; and

(d) If Cumulative Adjusted Gross Revenue equals or exceeds Maximum Cumulative Adjusted Gross Revenue: [ ● ]% of the number of vested Gross Revenue Performance Stock Units;

in each case of subsections (b) through (d), with linear interpolation for Cumulative Adjusted Gross Revenue between applicable Performance Goals.

(2) EBITDA Performance Stock Units shall settle in a number of shares of Common Stock equal to:

(a) If Cumulative Adjusted EBITDA is less than Threshold Cumulative Adjusted EBITDA: [ ● ]% of the number of vested EBITDA Performance Stock Units;

(b) If Cumulative Adjusted EBITDA is equal to or greater than Threshold Cumulative Adjusted EBITDA, but less than Target Cumulative Adjusted EBITDA: [ ● ]% of the number of vested EBITDA Performance Stock Units;

(c) If Cumulative Adjusted EBITDA is equal to or greater than Target Cumulative Adjusted EBITDA, but less than Maximum Cumulative Adjusted EBITDA: [ ● ]% of the number of vested EBITDA Performance Stock Units; and

(d) If Cumulative Adjusted EBITDA equals or exceeds Maximum Cumulative Adjusted EBITDA: [ ● ]% of the number of vested EBITDA Performance Stock Units; in each case of subsections (b) through (d),

with linear interpolation for Cumulative Adjusted EBITDA between applicable Performance Goals.

(3) The rTSR Modifier shall adjust the Settlement Amount as follows:

(a) If the Total Shareholder Return for the Company as of the end of the Performance Period ranks in the [ ● ]th Percentile, then the Settlement Amount, as determined under (a) or (b) above, as applicable, shall be multiplied by [ ● ]x;

(b) If the Total Shareholder Return for the Company as of the end of the Performance Period ranks in the [ ● ]th Percentile, then the Settlement Amount, as determined under (a) or (b) above, as applicable, shall be multiplied by [ ● ]x; and

(c) If the Total Shareholder Return for the Company as of the end of the Performance Period ranks equal to or greater than the [ ● ]th Percentile, then the Settlement Amount, as determined under (a) or (b) above, as applicable, shall be multiplied by [ ● ]x,

(d) If the Total Shareholder Return for the Company as of the end of the Performance Period ranks greater than the [ ● ]th Percentile but less than the [ ● ]th Percentile, the rTSR Modifier shall be determined by linear interpolation (i) between the [ ● ]th and the [ ● ]th Percentile or (ii) between the [ ● ]th and the [ ● ]th Percentile;

provided that, notwithstanding the foregoing, if the Company’s rTSR ranks below the [ ● ]th Percentile or if the Company’s Total Shareholder Return is negative for the Performance Period, then the Settlement Amount, as determined under (a) through (d) above, as applicable, shall not be modified.

By his or her signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Performance Stock Unit Award Agreement and this Grant Notice. Participant has reviewed the Performance Stock Unit Award Agreement, the Plan and this Grant Notice in their entirety, and fully understands all provisions of this Grant Notice, the Performance Stock Unit Award Agreement and the Plan.

NOVANTA INC.:	PARTICIPANT:

By:	/s/ Robert J. Buckley	By:	#Signature#
Print Name:	Robert J. Buckley	Name:	#ParticipantName#
Title:	Chief Financial Officer_
Address:	125 Middlesex Turnpike	Address:
Bedford, MA 01730

EXHIBIT A

TO PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

PERFORMANCE STOCK UNIT AWARD AGREEMENT

Pursuant to the Performance Stock Unit Award Grant Notice (the “Grant Notice”) to which this Performance Stock Unit Award Agreement (this “Agreement”) is attached, Novanta Inc., a company organized under the laws of the Province of New Brunswick, Canada (the “Company”), has granted to Participant performance stock units (the “Performance Stock Units”) under the Novanta Inc. 2010 Incentive Award Plan, as amended from time to time (the “Plan”).

ARTICLE 1.

GENERAL
1.1
Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice and the Plan.
(a)
“Adjusted EBITDA” means, with respect to any Performance Year, the Company’s non-GAAP EBITDA for such Performance Year calculated in accordance with the same methodology used to calculate such non-GAAP metric as reported in the Company’s earnings press release in the Company’s Current Report on Form 8-K furnished to the Securities and Exchange Commission for such Performance Year.
(b)
“Adjusted Gross Revenue” means, with respect to any Performance Year, the Company’s non-GAAP gross revenue for such Performance Year calculated in accordance with the same methodology used to calculate such non-GAAP metric as reported in the Company’s earnings press release in the Company’s Current Report on Form 8-K furnished to the Securities and Exchange Commission for such Performance Year.
(c)
“Cause” shall have the meaning of “Cause” (or similar term) set forth in Participant’s written employment agreement or, if no such written employment agreement (or no definition of “Cause” or similar term therein), shall mean (i) Participant’s willful failure to substantially perform the duties set forth in any written employment agreement (other than any such failure resulting from Participant’s Disability); (ii) Participant’s willful failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board (or his or her supervisor); (iii) Participant’s commission at any time of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; or (iv) Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing Participant’s duties and responsibilities for the Company.
(d)
“CIC Qualifying Termination” shall mean Termination of Service of Participant by the Company without Cause or by Participant for Good Reason during the twelve (12)-month period immediately following a Qualifying Change in Control. For the avoidance of doubt, in the event the terms and conditions of any employment or similar agreement between Participant and the Company conflict with this Agreement with respect to the treatment of the Performance Stock Units upon a CIC Qualifying Termination, the terms and conditions of the employment or similar agreement will control.

(e)
“Cumulative Adjusted EBITDA” means the sum of Adjusted EBITDA for all Performance Years; provided that, if a Qualifying Change in Control occurs, Cumulative Adjusted EBITDA shall equal the Target Cumulative Adjusted EBITDA (as set forth in the Grant Notice).
(f)
“Cumulative Adjusted Gross Revenue” means the sum of Adjusted Gross Revenue for all Performance Years; provided that, if a Qualifying Change in Control occurs, Cumulative Adjusted Gross Revenue shall equal the Target Cumulative Adjusted Gross Revenue (as set forth in the Grant Notice).
(g)
“Determination Date” means the 15th Day of March immediately after the end of the Performance Period.
(h)
“Disability” shall mean Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for (i) a continuous period of not less than 90 days or (ii) at least 180 total calendar days in any 12-month period, in each case as determined by a physician selected by the Company or its insurers and reasonably acceptable to Participant. The Company will inform Participant of the selection of the physician so that Participant may consent to such selection (and Participant’s consent shall not be unreasonably withheld). Participant shall be deemed to have consented to the selection of the physician if Participant does not provide the Company with written notice objecting to such selection within five business days of Participant being informed of the physician's selection. If Participant objects to such selection (and the Company determines in good faith that such withholding is not unreasonable), then the Company shall select another physician pursuant to the process described in this Section 1.1(f).
(i)
“Good Reason” shall have the meaning of “Good Reason” (or similar term) set forth in Participant’s written employment agreement or, if no such written employment agreement (or no definition of “Good Reason” or similar term therein), Participant shall have “Good Reason” to terminate his or her employment within one (1) year after the occurrence of one or more of the following conditions without Participant’s consent: (i) a material diminution in the nature or scope of Participant’s responsibilities, duties or authority; or (ii) a material change in the geographic location at which Participant must perform Participant’s material services to the Company (which shall in no event include a relocation of Participant’s principal place of business less than 50 miles from its location as of the Grant Date); provided, however, that, notwithstanding the foregoing, Participant may not resign his employment for Good Reason unless: (A) Participant provides the Company with at least 30 days prior written notice of his or her intent to resign for Good Reason (which notice is provided not later than the 90th day following Participant’s knowledge of the occurrence of the event constituting Good Reason); and (B) the Company does not remedy the alleged violation(s) within such 30-day period.
(j)
“Performance Period” means the period commencing on January 1 of the first Performance Year and ending on December 31 of the third Performance Year, except, in the case of a Qualifying Change in Control, the period commencing on January 1 of the first Performance Year and ending on the last Trading Day preceding the date of Qualifying Change in Control.
(k)
“Performance Year” means each of the 12-month periods starting on January 1 and ending on December 31 within the Performance Period.
(l)
“Percentile” means the ranking of the Company’s Total Shareholder Return for the Performance Period determined by dividing (i) the total number of Russell 2000 Index Companies with a final Total Shareholder Return value for the Performance Period lower than the Company’s Total Shareholder Return value for the Performance Period by (ii) the total number of Russell 2000 Index

Companies (excluding the Company), rounded down to the nearest full percentage, using normal rounding convention.
(m)
“Qualifying Change in Control” means a Change in Control consummated prior to the last day of the Performance Period.
(n)
“rTSR” means the percentile rank of the Company’s Total Shareholder Return as compared to the Total Shareholder Return of each member of the Russell 2000 Index Companies, determined by dividing the number of members of the Russell 2000 Index Companies with Total Shareholder Return equal to or lower than the Company’s Total Shareholder Return for the Performance Period by the total number of the Russell 2000 Index Companies as of the end of the Performance Period minus one (1). rTSR constitutes a “Performance Measure” within the meaning of the Plan.
(o)
“Total Shareholder Return" (or “TSR”) means, with respect to the Company or an individual Russell 2000 Index Company, as applicable, the percentage appreciation in the TSR Starting Common Stock Price to the TSR Final Common Stock Price, determined by dividing (i) the difference obtained by subtracting (A) the TSR Starting Common Stock Price, from (B) the TSR Final Common Stock Price on the last day of the Performance Period, assuming reinvestment of all dividends declared during the Performance Period as of the ex-dividend date, by (ii) the TSR Starting Common Stock Price (and rounding such amount to the nearest tenth of a percent). Additionally, as set forth in, and pursuant to, Section 3.4, appropriate adjustments to the Total Shareholder Return shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events set forth in Section 3.4 that occur between the Grant Date and the last day of the Performance Period.
(p)
“TSR Final Common Stock Price” means the twenty (20) consecutive trading day trailing average (rounded to the nearest cent) of the closing price of the Company or of a Russell 2000 Index Company, as applicable, for the twenty (20) trading day period ending on, and including, the last day of the Performance Period (or, if the last day of the Performance Period is not a trading day, the most recent trading day immediately preceding such date), adjusted for dividend reinvestment on the ex-dividend date; provided that, if a Qualifying Change in Control occurs, the Company’s TSR Final Common Stock Price as of the date of such Qualifying Change in Control and thereafter shall be equal to (i) with respect to a Qualifying Change in Control described in Section 2.10(a) or (c) of the Plan, the fair market value, as determined by the Committee or the Board, of the total consideration paid or payable in the transaction resulting in such Change in Control for one share of Common Stock, and (ii) with respect to a Qualifying Change in Control described in Section 2.10(b) or (d) of the Plan, the twenty (20) consecutive trading day trailing average (rounded to the nearest cent) of the Fair Market Value for the twenty (20) trading day period ending on, and including, the date of such Qualifying Change in Control (or, if such date is not a trading day, the most recent trading day immediately preceding such date).
(q)
“TSR Starting Common Stock Price” means the twenty (20) consecutive trading day trailing average (rounded to the nearest cent) of the closing price of the Company or of an individual Russell 2000 Index Company, as applicable, for the twenty (20) trading day period ending on, and including, the last day preceding the first day of the Performance Period (or, if the such date is not a trading day, the most recent trading day immediately preceding such date), adjusted for dividend reinvestment on the ex-dividend date.

“Russell 2000 Index Companies” means all companies that are included in the Russell 2000 Index maintained by FTSE Russell (^RUT) (the “Russell 2000”) as of the last trading day immediately preceding the first day of the Performance Period and will remain as a static group for purpose of measuring rTSR Modifier over the Performance Period, provided that: (i) if an Index Company is delisted due to bankruptcy, it shall remain as an Index Company in the lowest quartile; (ii) if an Index Company is delisted or otherwise ceases trading as a public company, it shall cease to be a Russell 2000 Index Company for purpose of measuring the rTSR Modifier; or (iii) if a Russell 2000 Index Company is later excluded from the Russell 2000, it shall remain a Russell 2000 Index Company for purpose of measuring rTSR Modifier as long as such Russell 2000 Index Company’s common stock continues to be traded on a national stock exchange in the United States with trading prices of its common stock publicly available.

1.2
Incorporation of Terms of Plan. The Performance Stock Units are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any conflict between the provisions of this Agreement and the Plan, the terms of the Plan shall control.
ARTICLE 2.

PERFORMANCE STOCK UNITS
2.1
Grant of Performance Stock Units. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date, the Company grants to Participant an award of Performance Stock Units as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Article 14 of the Plan.
2.2
Company’s Obligation to Pay. Each Performance Stock Unit is a unit of measurement based on the Fair Market Value of a share of Common Stock that may entitle Participant to receive a payment in shares of Common Stock following the date it becomes vested. Unless and until the Performance Stock Units will have vested in the manner set forth in Article 2 hereof, Participant will have no right to payment of any such Performance Stock Units. Prior to actual payment in respect of any vested Performance Stock Units, such Performance Stock Units will represent the unconditional obligation of the Company to issue the equivalent number of shares of Common Stock, subject to applicable withholding requirements.
2.3
Vesting. Subject to Sections 2.4 and 2.5 hereof, all Performance Stock Units will, subject to Participant’s continued employment or services through [ ● ]following the end of the Performance Period, vest and become nonforfeitable on [ ● ] following the end of the Performance Period and shall be subject to settlement with respect to the number of shares of Common Stock as described on the Grant Notice and at the time set forth in Section 2.6.
2.4
CIC Qualifying Termination. Notwithstanding the Grant Notice or the provisions of Sections 2.3 and 2.5(a) hereof, but subject to the terms of the Plan (and after taking into account any forfeiture under Section 2.5(d)), in the event of a CIC Qualifying Termination, all Performance Stock Units will vest and become nonforfeitable on the date of the CIC Qualifying Termination.
2.5
Forfeiture, Termination and Cancellation. Notwithstanding any contrary provision of this Agreement:
(a)
Except as otherwise set forth in Section 2.4 or as otherwise determined by the Administrator consistent with the Plan, upon Participant’s Termination of Service for any or no reason, all then unvested Performance Stock Units subject to this Agreement will thereupon be automatically forfeited, terminated and cancelled as of the date of Termination of Service without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.

(b)
If, on or prior to the Determination Date, Cumulative Adjusted Gross Revenue is determined by the Administrator to be less than Threshold Cumulative Adjusted Gross Revenue, then any outstanding Gross Revenue Performance Stock Units shall automatically be forfeited by Participant on the date of such determination, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.
(c)
If, on or prior to the Determination Date, Cumulative Adjusted EBITDA is determined by the Administrator to be less than Threshold Cumulative Adjusted EBITDA, then any outstanding EBITDA Performance Stock Units shall automatically be forfeited by Participant on the date of such determination, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder..
2.6
Payment Following Vesting.
(a)
As soon as administratively practicable on or following the end of the Vesting Period or, if earlier, the date of a CIC Qualifying Termination (but in no event later than the Determination Date or, if earlier, the date of a CIC Qualifying Termination) (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A of the Code as applicable to Participant who is a resident in the United States), the Company shall deliver to Participant (or any transferee permitted under Section 3.2 hereof) a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the Settlement Amount, unless such Performance Stock Units terminate prior to the given vesting date pursuant to Section 2.5 hereof. Notwithstanding anything to the contrary contained herein, the exact date of issuance of shares of Common Stock in respect of the Performance Stock Units during the period set forth in this Section 2.6(a) shall be determined by the Company in its sole discretion (and Participant shall not have a right to designate the time of payment). Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate Federal securities laws or any other applicable law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), if applicable to Participant, and provided further that no payment or distribution shall be delayed under this Section 2.6(a) if such delay will result in a violation of Section 409A of the Code, if applicable to Participant.
(b)
Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by Participant of any sums required by applicable law to be withheld with respect to the grant and/or vesting of Performance Stock Units or the issuance of shares of Common Stock. Such payment shall be made by deduction from other compensation payable to Participant or in the following other form(s) of consideration (as determined appropriate by the Administrator):
(i)
Cash or check;
(ii)
With respect to any withholding taxes arising in connection with the distribution or other taxable event with respect to the RSUs, with the consent of the Administrator, by requesting that the Company and its Subsidiaries withhold a net number of vested shares of Common Stock otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iii)
With respect to any withholding taxes arising in connection with the distribution or other taxable event with respect to the RSUs, with the consent of the Administrator, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later than the settlement of such sale;
(iv)
With respect to any withholding taxes arising in connection with the distribution or other taxable event with respect to the RSUs, with the consent of the Administrator, surrender of shares of Common Stock (including, without limitation, shares of Common Stock otherwise issuable under the RSUs) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery not greater than the aggregate amount required to be withheld based on the maximum statutory withholding rates in Participant’s applicable jurisdiction for federal, state, local and foreign income tax and payroll tax purposes; or

(v) In any combination of the foregoing.

The Company shall not be obligated to deliver any new certificate representing shares of Common Stock to Participant or Participant’s legal representative or enter such share of Common Stock in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the grant of the Performance Stock Units or the issuance of shares of Common Stock. To the extent that any Federal Insurance Contributions Act tax withholding obligations arise in connection with the Performance Stock Units prior to the applicable vesting or payment date, the Administrator may accelerate the payment in respect of a portion of the award of Performance Stock Units sufficient to satisfy (but not in excess of) such tax withholding obligations and any tax withholding obligations associated with any such accelerated payment, and the Administrator shall withhold such amounts in satisfaction of such withholding obligations.

(c)
In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.6(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Common Stock then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises. Participant’s acceptance of the RSUs constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.6(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Common Stock in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.6(c) if such delay will result in a violation of Section 409A.
(d)
Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of shares of Common Stock.

The Company and the Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.
2.7
Conditions to Delivery of Common Stock. Subject to Section 12.4 of the Plan, the shares of Common Stock deliverable hereunder, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Common Stock deliverable hereunder or portion thereof prior to fulfillment of all of the following conditions:
(a)
The admission of such shares of Common Stock to listing on all stock exchanges on which such Common Stock is then listed;
(b)
The completion of any registration or other qualification of such shares of Common Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)
The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and
(d)
The lapse of such reasonable period of time following the end of the Performance Period or the date of a CIC Qualifying Termination, as applicable, as the Administrator may from time to time establish for reasons of administrative convenience (provided that delivery of shares of Common Stock shall in all events comply with the “short-term deferral” exemption from Section 409A of the Code).
2.8
Rights as Stockholder. The holder of the Performance Stock Units shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the Performance Stock Units and any shares of Common Stock underlying the Performance Stock Units and deliverable hereunder unless and until such shares of Common Stock shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 14.2 of the Plan.
ARTICLE 3.

OTHER PROVISIONS

3.1
Administration. The Administrator shall have the power to interpret the Plan, this Agreement and the Grant Notice and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator (including, without limitation, determinations, interpretations and assumptions with respect to the Performance Goals) in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Performance Stock Units.

3.2
Grant is Not Transferable. During the lifetime of Participant, the Performance Stock Units may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the Performance Stock Units have been issued, and all restrictions applicable to such shares of Common Stock have lapsed. Neither the Performance Stock Units nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
3.3
Binding Agreement. Subject to the limitation on the transferability of the Performance Stock Units contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.4
Adjustments Upon Specified Events. The Administrator may accelerate payment and vesting of the Performance Stock Units in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Common Stock contemplated by Section 14.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Common Stock), the Administrator shall make such adjustments the Administrator deems appropriate in the number of Performance Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Performance Stock Units. Participant acknowledges that the Performance Stock Units are subject to amendment, modification and termination in certain events as provided in this Agreement and Article 14 of the Plan.
3.5
Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar foreign entity.
3.6
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.7
Governing Law. The laws of the Commonwealth of Massachusetts shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.8
Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and foreign and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Performance Stock Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.9
Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Performance Stock Units in any material way without the prior written consent of Participant.
3.10
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
3.11
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Performance Stock Units and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.12
Not a Contract of Service. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an Employee, Director, Consultant or other service provider of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
3.13
Entire Agreement. The Plan, the Grant Notice and this Agreement (including all exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Subsidiaries and Participant with respect to the subject matter hereof.
3.14
Section 409A (applicable to only Participants subject to U.S. tax rules). The Performance Stock Units are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Performance Stock Units (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Performance Stock Units to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
3.15
Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Performance Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Performance Stock Units, as and when payable hereunder.
3.16
Account Administration. The Company may from time to time appoint a broker to administer the awards under the Plan. To the extent the Company appoints such a broker, Participant agrees that he or she shall, upon request by the Company, open an employee brokerage services account at such broker. In the event of any broker-assisted sale of shares of Common Stock in connection with the payment of withholding taxes as provided in Section 2.6(a)(ii) or Section 2.6(a)(iii): (A) any shares of Common Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (B) such shares of Common Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (C) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (D) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (E) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (F) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s withholding obligation.
3.17
Additional Terms for Participants Providing Services Outside the United States. To the extent Participant provides services to the Company or a Subsidiary in a country other than the United States, the RSUs shall be subject to such additional or substitute terms as shall be set forth in Exhibit B attached hereto. If Participant relocates to one of the countries included in Exhibit B during the life of the RSUs, Exhibit B, including the provisions for such country, shall apply to Participant and the RSUs, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan. In addition, the Company reserves the right to impose other requirements on the RSUs and the shares of Common Stock issued upon vesting of the RSUs, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

EXHIBIT B
TO PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

ADDITIONAL TERMS FOR PARTICIPANTS
PROVIDING SERVICES OUTSIDE THE UNITED STATES

This Exhibit B includes (i) additional terms and conditions applicable to a Participant who provides services to the Company outside the United States, and (ii) additional terms applicable to a Participant who provides services to the Company in the countries identified below. These terms and conditions are in addition to those set forth in the Grant Notice and Exhibit A and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Grant Notice or Exhibit A, these terms and conditions shall prevail. Any capitalized term used in this Exhibit B without definition shall have the meaning ascribed to such term in the Plan, the Grant Notice or Exhibit A, as applicable.

For Participant’s convenience and information, the Company has provided certain general information regarding some of the tax and/or exchange control requirements that may apply to Participant in certain of the countries identified in Article II below. Such information is current only as of March 2023 and the Company undertakes no obligation to update any such information and does not ensure that it is complete or correct. This information may not apply to Participant’s individual situation, and may not be current as of any particular date in the future. The absence of any information on tax or foreign exchange requirements for any particular country should not be regarded as an indication that no such requirements apply in that country. The laws, rules and regulations of any country regarding the holding of securities may be subject to frequent change.

Participant is advised to seek appropriate professional advice as to how the relevant exchange control and tax laws in Participant’s country may apply to Participant’s individual situation.

ARTICLE I.

GLOBAL PROVISIONS APPLICABLE TO PARTICIPANTS IN ALL COUNTRIES OTHER THAN THE UNITED STATES

1. General Acknowledgements and Agreements: Participant further acknowledges and agrees that:

(a) No Guarantee of Continued Service. THE VESTING OF THE RSUS PURSUANT TO THE VESTING SCHEDULE WILL OCCUR ONLY IF PARTICIPANT CONTINUES AS A DIRECTOR, CONSULTANT OR EMPLOYEE (AS APPLICABLE) TO THE COMPANY OR A SUBSIDIARY THROUGH THE APPLICABLE VESTING DATE. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A DIRECTOR, CONSULTANT OR EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY OR ANY SUBSIDIARY TO EFFECT A TERMINATION OF SERVICES AT ANY TIME, WITH OR WITHOUT CAUSE, IN COMPLIANCE WITH APPLICABLE LAWS NOR SHALL IT BE CONSTRUED TO AMEND OR MODIFY THE TERMS OF ANY CONSULTANCY, DIRECTORSHIP, EMPLOYMENT OR OTHER SERVICE AGREEMENT BETWEEN PARTICIPANT AND THE COMPANY OR ANY SUBSIDIARY.

(b) The Plan is discretionary in nature and that, subject to the terms of the Plan, the Company can amend, cancel or terminate the Plan at any time.

(c) The grant of the RSUs under the Plan is voluntary and occasional and does not give Participant any contractual or other right to receive RSUs or benefits in lieu of RSUs in the future, even if Participant has received RSUs repeatedly in the past.

(d) All determinations with respect to any future awards, including, but not limited to, the times when awards under the Plan shall be granted and the terms thereof, including the time or times when any RSUs may vest, will be at the sole discretion of the Company.

(e) Participant’s participation in the Plan is voluntary.

(f) The value of the RSUs is an extraordinary item of compensation that is outside of the scope of Participant’s directorship, consultancy or employment contract or relationship.

(g) The RSUs are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or similar payments.

(h) The RSUs shall expire, terminate and be forfeited upon Participant’s Termination of Services for any reason, except as otherwise explicitly provided in this Agreement and/or the Plan.

(i) The future value of the Shares that may be issued upon vesting of the RSUs is unknown and cannot be predicted with any certainty.

(j) If Participant is not an employee of the Company as of the Grant Date, the grant of the RSUs shall in no event be understood or interpreted to mean that the Company is Participant’s employer or that Participant has an employment relationship with the Company.

(k) No claim or entitlement to compensation or damages arises from the expiration, termination or forfeiture of the RSUs or any portion thereof. Participant irrevocably releases the Company, its parent(s) and Subsidiaries from any such claim. Such a claim will not constitute an element of damages in the event of a Termination of Services for any reason, even if the termination is in violation of an obligation of the Company or any Subsidiary, to Participant.

(l) Neither the Company nor any Subsidiary has provided Participant, and nor will they provide Participant, with any specific tax, legal or financial advice with respect to the RSUs, the Shares issuable upon vesting of the RSUs, this Agreement or the Plan. Neither the Company nor any Subsidiary is making nor have they made any recommendations relating to Participant’s participation in the Plan, the receipt of the RSUs or the acquisition or sale of Shares upon vesting of the RSUs.

(m) Participant shall bear any and all risk associated with the exchange of currency and the fluctuation of currency exchange rates in connection with this Award, including without limitation in connection with the sale of any Shares issued upon vesting of the RSUs (“Currency Exchange Risk”), and Participant hereby waives and releases the Company and its Subsidiaries from any claims arising out of Currency Exchange Risk.

(n) Participant agrees that it is Participant’s responsibility to comply, and Participant shall comply, with any and all exchange control requirements applicable to the RSUs and the sale of Shares issued upon vesting of the RSUs and any resulting funds including, without limitation, reporting or repatriation requirements.

(o) Neither the Company nor any Subsidiary is responsible for Participant’s legal compliance requirements relating to the RSUs or the ownership and possible sale of any Shares issued upon vesting of the RSUs, including, but not limited to, tax reporting, the exchange of U.S. dollars into or from Participant’s local currency, the transfer of funds to or from the United States, and the opening and use of a United States brokerage account.

(p) If this Agreement, the Plan, any website or any other document related to the RSUs is translated into a language other than English, and if the translated version is different from the English version, the English language version will take precedence. Participant confirms having read and understood the documents relating to the Plan and the RSUs, including, without limitation, this Agreement, which were provided to Participant in English, and waive any requirement for the Company to provide these documents in any other language.

(q) Participant’s right to vest in the RSUs will terminate effective as of the date that is the earlier of (1) the effective date of Participant’s Termination of Service (whether or not in breach of local labor laws), or (2) the date Participant is no longer actively providing service, regardless of any notice period or period of pay in lieu of such notice required under Applicable Laws (including, but not limited to statutory law, regulatory law and/or common law); the Company shall have the exclusive discretion to determine when Participant is no longer actively providing service for purposes of the RSUs.

(r) To the extent Participant is providing services in a country identified in Article II of this Exhibit B, Participant understands and agrees that the provisions for such country apply and are incorporated into the Agreement.

2. Consent to Personal Data Processing and Transfer. In addition to any Personnel Privacy notice Participant received in connection with Participant’s service with the Company: The Company, its Subsidiaries and their respective affiliates (the “Company Entities”) may hold, and by accepting the RSUs Participant consents to their holding, Participant’s personal information, including Participant’s name, home address, telephone number, date of birth, social security number or other employee tax identification number, national identification number, passport number, employment history and status, salary, nationality, job title, and information about any equity compensation grants or Shares awarded, cancelled, purchased, vested, unvested or outstanding in Participant’s favor (the “Data”).

The Company Entities use the Data for the purpose of implementing, managing and administering the Plan and for compliance and financial reporting purposes (the “Purpose”).

The Company Entities may transfer, and by accepting the RSUs Participant consents to any such transfer of, the Data to other Company Entities, to certain third party entities to assist the Company Entities in the Purpose. The Company Entities may also make the Data available to public authorities where required by law or regulation. The third parties and public authorities may be located in the United States, the European Economic Area, or elsewhere, including in territories where data protection laws may not be as protective as in Participant’s jurisdiction of residence.

If Participant has any questions, or wishes to withdraw Participant’s consent to any activities described herein, Participant should contact Participant’s local talent management representative or the Company’s data protection officer. Please note that if Participant withdraws Participant’s consent, the Company may not be able to administer this Award, which may result in the cancelation of this Award.

Participant agrees that the Company Entities and third parties may process Data as described above, including transfer to and use in countries in which data protection laws may not be as protective as in Participant’s jurisdiction of residence.

ARTICLE II.

COUNTRY SPECIFIC PROVISIONS APPLICABLE TO PARTICIPANTS WHO
PROVIDE SERVICES IN THE IDENTIFIED COUNTRIES

CHINA

Settlement of Restricted Share Units and Sale of Shares. The following provisions supplement Section 2.6(b) of the Agreement.

Sale of Shares May be Required. The Company may, in its sole discretion, require Participant to sell at, or any time following, vesting, the Shares Participant receives when Participant’s RSUs vest. Participant authorizes the Company or a brokerage firm designated by the Company to perform this transaction for Participant, and agrees that applicable commissions and fees due in connection with the sale may be deducted from Participant’s proceeds. Participant acknowledges that such Shares will be sold at prevailing market prices and waives any claim based on the timing of the sale or the price received for the Shares.

The award agreements for some restricted shares units granted to Participant in the past (if any), whether under the Plan or any other Company equity incentive plan (collectively, the “Prior RSUs”) may have required that whenever such Prior RSUs vest, all Shares issued as a result of such vesting must be sold. Participant agrees that, with respect to the Prior RSUs (if any), the Company or a brokerage firm designated by the Company may sell that number of Shares determined in accordance with this Agreement to satisfy any resulting tax withholding obligations of the Company when Prior RSUs vest and allow Participant to hold the remaining Shares, subject to compliance with these country provisions for China. The award agreements covering Participant’s Prior RSUs (if any) will be deemed amended to the extent necessary to reflect this paragraph.

If Sale of Shares is not Required at Vest. When Participant’s RSUs vest, if the Company does not require the immediate sale of the Shares Participant is entitled to receive, the Company may require that Participant retain those Shares in Participant’s account at a brokerage firm designated by the Company until Participant sells the Shares, even if Participant stops providing services for the Company or a Subsidiary.

Following Participant’s Termination of Services, the Company may restrict Participant’s ability to sell or transfer any Shares remaining in Participant’s account and sell those Shares at a time determined by the Company in its sole discretion. Participant agrees not to bring any claim against the Company, any Subsidiary or such brokerage firm designated by the Company (as applicable) based on the timing of any such sale or the price at which any such Shares are sold.

Without limiting the foregoing, all the Shares issued in respect of Participant’s RSUs or Participant’s Prior RSUs (if any) must be sold within six (6) months following Participant’s Termination of Services. The Company may, in its sole discretion, require Participant to sell at any time during this six (6)-month period, such Shares. Any Shares issued in respect of Participant’s RSUs or Participant’s Prior RSUs (if any) that remain in Participant’s account at a brokerage firm during the last two (2) weeks of such six (6)-month period may be automatically sold by such agent as designated by the Company during such two (2) week period, with the actual date of such sale determined by the Company or such agent in its sole discretion. Neither the Company nor such agent will guarantee the sale price for any such sale and Participant shall be solely responsible for fluctuations in the value of the Shares until sale. The award agreements covering Participant’s Prior RSUs (if any) will be deemed amended to the extent necessary to reflect this paragraph.

Payment of Sale Proceeds. Participant understands and agrees that, pursuant to exchange control requirements in China, Participant may be required to repatriate to China the cash proceeds from the sale of the Shares issued upon the settlement of the RSUs and that the Company may be required to effect that repatriation through a special exchange control account established by the Company or a Subsidiary. Participant agrees that any proceeds from the sale of any Shares Participant acquires may be transferred to such special account prior to being delivered to Participant. Participant also understands that there may be significant delays in delivering the funds to Participant due to exchange control requirements in China and agree not to make any claim against the Company or any Subsidiary as a result of the amount of time it takes to deliver the funds to Participant.

Proceeds may be paid to Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to Participant in U.S. dollars, Participant will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to Participant in local currency, the Company is under no obligation to obtain any particular exchange conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions.

Further Actions. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

CZECH REPUBLIC

Exchange Control Information. The Czech National Bank (the “CNB”) may require Participant to fulfill certain notification duties in relation to the RSUs and the opening and maintenance of a foreign account. Even in the absence of a request from the CNB, the Participant may need to report foreign direct investments with an aggregate value of CZK 2,500,000 or more or other foreign financial assets with a value of CZK 200,000,000 or more. However, because exchange control regulations change frequently and without notice, Participant should consult Participant’s personal legal advisor prior to the vesting of the RSUs to ensure compliance with current regulations. It is Participant’s responsibility to comply with applicable Czech exchange control laws.

GERMANY

Insider Trading. By accepting the RSUs, Participant acknowledges that it may be subject to insider trading rules, which may affect the sale of Shares acquired upon vesting of the RSUs. German securities laws prohibit insider trading according to Article 14 of the Market Abuse Regulation (VO (EU) 596/2014) if the shares are traded, admitted or for which admission on trading has been requested on a trading venue in the European Union.

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If Participant receives cross-border payments in excess of €12,500 in connection with the sale of securities (including Shares acquired under the Plan) or the receipt of dividends paid on such Shares, Participant must report by the fifth day of the month following the month in which the payment was received. The report must be filed electronically. The form of report can be accessed via the German Federal Bank’s website at www.bundesbank.de and is available in both German and English.

Participants with tax nexus in Germany. Each Participant who is either (i) resident for tax purposes in Germany or (ii) otherwise subject to German income tax and/or social security contributions in respect of earnings received from the Company or any Affiliate shall be obliged to notify his or her employing entity (the “Employer”) of the granting, vesting or payment of RSUs. The Employer shall have the authority and the right to deduct or withhold, or require the Participant to remit to the Employer, an amount sufficient to satisfy any Tax Liability required by law to be withheld including, without limitation, the authority to deduct such amounts from other compensation payable to the Participant by the Employer. A “Tax Liability” shall be any liability for income tax, wage tax, solidarity surcharge or social security contributions arising as a result of the RSUs or otherwise under this Agreement. The Participant understands that he may suffer adverse tax consequences as a result of the RSUs. Neither the Company nor the Employer or any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the granting, vesting or payment of the RSUs. The Company and its Subsidiaries do not commit and are under no obligation to structure the Plan to reduce or eliminate Participant’s tax liability. The Participant represents that they have had the opportunity to consult with any tax consultants they deem advisable in connection with the Plan and that they are not relying on the Company or the Employer for any tax advice. The Participant is relying solely on such advisors and not on any statements or representations of the Company, the Employer or any of their agents.

ITALY

Plan Document Acknowledgment. In accepting the Performance Stock Units, the Participant acknowledges a copy of the Plan was made available to the Participant, and that the Participant has reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan, and the Agreement.

Authorization to Release and Transfer Necessary Personal Information. The following supplements Section 2 of Part I of this Exhibit B.

Participant understands that Data will be held only as long as is required by law or as necessary to implement, administer and manage Participant’s participation in the Plan or for compliance or financial reporting purposes. Participant understands that pursuant to art.7 of D.lgs 196/2003, Participant has rights, including but not limited to, the right to access, delete, update, request the rectification of Participant’s Data and cease the Data processing and to object, in whole or in part, on legitimate grounds, to the processing of Participant’s Data, even though they are relevant to the purpose of collection. Furthermore, Participant is aware that Participant’s Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting a local HR representative. If Participant requests that the Company cease processing Participant’s personal data, Participant must do so by writing to the Company’s Stock Administration Department, or sending an email to StockPlanAdmin@novanta.com. If Participant requests that the Company cease processing Participant’s Data, the Company will not be able to administer this award. Accordingly, if Participant requests that the Company cease processing Participant’s Data, this Award will be cancelled when Participant’s withdrawal is received.

Furthermore, having read and understood the information given on the processing of the Data and being acquainted of the rights set forth in art. 7 of D.lgs. 196/2003, Participant expressly and specifically consents according to art. 23 of D.lgs. 196/2033, to the processing of any Data as reported in the Plan and the Agreement, including the clauses “Consent to Personal Data Processing and Transfer” in Section 2 of Part I of this Exhibit B and “Authorization to Release and Transfer Necessary Personal Information” and further expressly and specifically consents, according to art. 43 and art. 44 of D.lgs. 196/2003 to the transfer of the Data, even sensitive data, in foreign Countries outside the European Union.

Exchange Control Information. Participant is required to report in Participant’s annual tax return: (a) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; and (b) any foreign investments or investments (including proceeds from the sale of Shares acquired under the Plan) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy. Participant are exempt from the formalities in clause (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on Participant’s behalf.

JAPAN

Exchange Control Information. If a Participant acquires Shares valued at more than ¥100,000,000 in a single transaction, such Participant must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the settlement of the RSUs. The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan.

Foreign Asset/Account Reporting Notification. Details of any assets held outside Japan (including Shares acquired under the Plan) as of December 31 of each year must be reported to the tax authorities on an annual basis, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report is due by March 15 each year. The Participant should consult a personal tax advisor to determine if the reporting obligation applies to the Participant and whether the Participant will be required to include details of the Participant's outstanding Restricted Stock Units or Shares in the report.